UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Payden & Rygel Investment Group

(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PAYDEN GLOBAL LOW DURATION FUND

Dear Valued Investor,

You are receiving this letter because you were a shareholder as of July 31, 2026.

Enclosed is a supplement to the Prospectus, Summary Prospectus, and Statement of Additional Information, each dated February 28, 2026, regarding the proposed fund reorganization, along with a proxy card.

Important: If you have already voted, you do not need to vote again. Please disregard this letter.

If you have not yet voted, please follow the instructions provided on the proxy card to submit your vote promptly.

Please vote today to help avoid adjournment of the fund’s special shareholder meeting.

If you have any questions or need assistance, please call 1-844-438-4878 to speak with a proxy specialist.

Thank you for your investment and for taking the time to vote.

Thank you,

Payden Funds

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

PAYDEN2026R1